SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

BNS Holding, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-5881	20-1953457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Enterprise Center, Suite 103, Middletown, Rhode Island 02842

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 848-6300

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2005, BNS Holding, Inc. (the “Company”) entered into a consulting agreement with Michael Warren Associates, Inc. (the “2005 Warren Agreement”) concerning the compensation of Michael Warren, the President, Chief Executive Officer and Chief Financial Officer of the Company. The Company and Michael Warren Associates, Inc. had previously been party to a November 20, 2002 engagement letter (as amended on January 24, 2003, April 8, 2003, November 3, 2003 and February 23, 2004) (the “2002 Warren Agreement”) concerning Mr. Warren’s compensation. The 2002 Warren Agreement expired on December 31, 2004.

Pursuant to the 2005 Warren Agreement, Mr. Warren provides general management consulting services, serves as President, CEO and CFO and performs such other duties as may from time to time be agreed upon. The term of the 2005 Warren Agreement is through December 31, 2005, unless earlier terminated by Mr. Warren or the Company on 30 days’ notice. The 2005 Warren Agreement is terminable immediately for “cause”, as defined in the 2005 Warren Agreement, by the Company. Under the agreement, Mr. Warren’s compensation is based on a rate of $200 per hour. Also under the agreement, Mr. Warren is entitled to additional incentive compensation in the form of a cash bonus in an amount equal to no more than 40% of his firm’s billings during the twelve months preceding the “Trigger Date” of the bonus. The “Trigger Date” is defined to be the earlier of (a) the date on which the Company is sold (provided that the Company is sold during the term of the 2005 Warren Agreement or within 60 days thereafter), (b) the date on which the Company completes the acquisition of another operating company or the assets of another company (provided such acquisition is completed during the term of the 2005 Warren Agreement or within 60 days thereafter), or (c) termination of the 2005 Warren Agreement by the Company other than for “cause”. The final amount of the bonus will be based on a formula mutually agreed to by Mr. Warren and the Chairman of the Board of Directors of the Company.

The above summary of the 2005 Warren Agreement is qualified in its entirety by reference to the text of the 2005 Warren Agreement, which is being filed as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits

Exhibit Number	Title
+ 99.1	2005 Engagement Letter, dated as of March 7, 2005, between Michael Warren Associates, Inc. and the Company, filed herewith.

+ = This identifies management contracts or compensatory plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNS Holding, Inc.

Date: March 7, 2005	By:	/s/ Michael Warren
	Name:	Michael Warren
	Title:	President and Chief Executive Officer